FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
Two Tudor City Place, New York, NY 10017
Tel: 212.490.2065, Email: novotnyinc@aol.com

FOR: TALKPOINT COMMUNICATIONS INC. (OTCBB: TLKP.OB & TLKPW.OB)
100 William Street, New York, NY 10038

                                                  FOR IMMEDIATE RELEASE
                                               Thursday, January 15, 2004

TALKPOINT COMMUNICATIONS ANNOUNCES PROPOSED SALE TO TALKPOINT HOLDINGS LLC FOR SUBSTANTIALLY ALL ASSETS AND FILING OF VOLUNTARY CHAPTER 11 PETITION

Financing In Place To Assure Continuity and Uninterrupted Operations & Client Services

         NEW YORK--TalkPoint Communications Inc. (OTCBB: TLKB.OB & TLKPW.OB), the New York-headquartered provider of voice and visual communications solutions to corporations and institutions, announced today that the Company has entered into an agreement to sell to TalkPoint Holdings LLC substantially all of the Company's assets and that the Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The transaction, valued at approximately $850,000 including cash and assumed liabilities, has been approved by the Company's Board of Directors and is subject to, among other things, court approval.

           Commenting on the announcement, TalkPoint Communications' Chief Executive Officer Nick Balletta said, "This financial restructuring is the best option available for the Company's customers, debtholders and employees and is the key to strengthening the business to better serve customers in an increasingly competitive environment. It has been a difficult decision, but the sale and filing will allow TalkPoint Communications to preserve the greatest value for our creditors while ensuring the continuity of business operations for customers and employees.

         "We expect no reduction in the workforce," Mr. Balletta explained, "so that the key employees who have made TalkPoint Communications a success in the marketplace will be able to continue to contribute their talent and expertise to customers worldwide. Most importantly, this filing will allow TalkPoint Communications to conduct business as usual, continuing to serve the client base at the forefront of their markets with leading edge technology solutions and superior customer service technologies."

                                    - MORE -


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TALKPOINT AGREES TO SELL

         The sale to TalkPoint Holdings LLC, a new company formed by former TalkPoint directors, is subject to, among other things, Bankruptcy Court approval pursuant to Section 363 of Chapter 11 of the U.S. Bankruptcy Code. The Company expects to complete the transaction within 90 days.

         TalkPoint Holdings has agreed to provide up to $300,000 in post-petition financing to TalkPoint Communications, which may be used to fund operations prior to the completion of the transaction. Throughout this period, TalkPoint Communications will conduct business as usual, and expects no interruption of its operation or delays in meeting commitments to its customers. The Company intends to meet its post-petition obligations to vendors, employees and others in the normal course of business.

         TalkPoint, which is traded on the OTC Bulletin Board market under the symbols TLKP.OB and TLKPW.OB, changed its name from Video Network Communications Inc. and relocated its headquarters to 100 William Street in New York City in 2003.

         Commenting on the market, Mr. Balletta said, "Like other industry participants, we believe that the Internet is developing into a prime medium for audio and video communications for customers worldwide. Leading-edge applications permit corporations around-the-globe to instantly communicate with employees, investors, partners and consumers. We believe the market has a bright future as reflected in the quality of blue-chip customers both here and abroad who utilize TalkPoint's communication solutions today."

                                    * * * * *
         This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements. Such factors include, without limitation, the impact of the Company's filing of a voluntary petition under Chapter 11 of the Bankruptcy Code and the proceedings associated therewith, uncertainties associated with the sale of assets to Talkpoint Holdings, general economic conditions, competition in the markets in which the Company operates, and technological change and innovation in the voice and communications industry. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language set forth in the Company's most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. There can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such forward-looking statements.
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